Exhibit 99.2

Midstates Petroleum Company, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On August 11, 2012, Midstates Petroleum Company, Inc. (“Midstates”) and Midstates Petroleum Company LLC (“Midstates Sub”), a wholly owned subsidiary of Midstates, entered into an Asset Purchase Agreement (the “Agreement”) with Eagle Energy Production, LLC (“Eagle”), pursuant to which Midstates Sub agreed to acquire certain interests in producing oil and natural gas assets, unevaluated leasehold acreage in Oklahoma and Kansas and the related hedging instruments (the “Eagle Energy Acquisition”). The acquisition closed on October 1, 2012. The aggregate purchase price, after post-closing adjustments as provided in the Agreement, consisted of (a) $351,277,000 in cash and (b) 325,000 shares of Series A Preferred Stock of Midstates with an initial liquidation preference of $1,000 per share (the “Preferred Stock”).

In connection with the execution of the Agreement and in order to fund, among other things, the cash portion of the Eagle Energy Acquisition, on August 11, 2012, Midstates and Midstates Sub entered into a commitment letter to provide for an unsecured bridge credit facility in the amount of up to $500 million. The availability of loans under the bridge credit facility were subject to the consummation of the Eagle Energy Acquisition and other customary conditions.

Also in connection with the execution of the Agreement, on August 11, 2012, Midstates and Midstates Sub entered into a commitment letter that provided a commitment to amend the existing secured revolving credit facility to increase the borrowing base to $250 million and to permit the issuance of the Preferred Stock. In addition, it increased the allowance for the incurrence of certain unsecured indebtedness, without a corresponding reduction in the borrowing base, from $275 million to $600 million. The amended revolving credit facility matures on the fifth anniversary of the entrance into the facility. The effectiveness of the amended revolving credit facility was subject to the consummation of the Eagle Energy Acquisition and other customary conditions.

Additionally, on August 11, 2012, Midstates and Midstates Sub entered into a second commitment letter to amend the then in effect secured revolving facility to provide for $35 million of non-conforming borrowing base loans, thereby increasing the borrowing base under the secured revolving credit facility from $200 million to $235 million. The effectiveness of this amended revolving credit facility was not subject to the consummation of the Eagle Energy Acquisition.

On September 13, 2012, Midstates and Midstates Sub entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), under which they agreed to sell $600 million aggregate principal amount of their 10.75% senior notes due 2020 (the “Senior Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes mature on October 1, 2020. The Company received net proceeds of approximately $585.0 million, after deducting the Initial Purchasers’ discount.  The proceeds from the Senior Notes replaced the bridge facility discussed above and the bridge facility was not utilized.

The Preferred Stock issued in connection with the Eagle Energy Acquisition is not convertible into shares of Midstates’ common stock until the first anniversary of the closing date of the Eagle Energy Acquisition. After such time, the Preferred Stock may be converted, in whole but not in part, at the option of the holders of a majority of the outstanding shares of Preferred Stock, into a number of shares of Midstates’ common stock calculated by dividing the then-current liquidation preference by the conversion price of $13.50 per share. In addition, the Preferred Stock will be subject to mandatory conversion into shares of Midstates’ common stock on September 30, 2015 at a conversion price no greater than $13.50 per share and no less than $11.00 per share. Dividends on the Preferred Stock will accrue at a rate of 8.0% per annum, payable semi-annually, at the sole option of Midstates, in cash or through an increase in the liquidation preference. The Preferred Stock will rank senior to Midstates’ common stock with respect to dividend rights and will participate, on an as converted basis, in any cash dividends or other distributions to holders of Midstates’ common stock.

The unaudited pro forma condensed combined balance sheet as of September 30, 2012 is based on the unaudited condensed consolidated balance sheet of Midstates as of September 30, 2012, adjusted to reflect the following items as though they had occurred on September 30, 2012:

•                                          the purchase accounting assigned to the assets to be acquired and liabilities to be assumed in the Eagle Energy Acquisition and the estimate of the fair value of the Preferred Stock;

•                                          nonrecurring expenses associated with the Eagle Energy Acquisition and the commitment fees and other expenses associated with the bridge funding commitment;

•                                          the issuance of $600 million of the Senior Notes and the related offering costs subject to amortization, the net proceeds from which were used to fund the cash purchase price of the Eagle Energy Acquisition, to repay outstanding borrowings under the revolving credit facility and for general corporate purposes; and

•                                          the amortizable fees associated with the increase in Midstates borrowing base under the revolving credit facility from $200 million to $235 million and, upon the closing of the Eagle Energy Acquisition, from $235 million to $250 million.

The unaudited pro forma condensed combined income statement for the year ended December 31, 2011 is based on the audited consolidated income statement of Midstates for the year ended December 31, 2011. The unaudited pro forma condensed combined income statement for the nine months ended September 30, 2012 is based on the unaudited condensed consolidated income statement of Midstates for the nine months ended September 30, 2012. The unaudited pro forma condensed combined income statements for the year ended December 31, 2011 and for the nine months ended September 30, 2012 have been adjusted to reflect the following items as though the Eagle Energy Acquisition and related transactions had occurred on January 1, 2011:

•                                          the revenues and direct operating expenses related the Eagle Energy Acquisition;

•                                          the depreciation, depletion, amortization and asset retirement obligation accretion related to the Eagle Energy Acquisition under the full cost method of accounting;

•                                          the historical general and administrative expense associated with the Eagle Energy Acquisition, net of amounts expected to be capitalized to oil and gas properties;

•                                          the dividend associated with the Preferred Stock issued in connection with the Eagle Energy Acquisition;

•                                          the estimated interest expense associated with the Senior Notes offering and the amortization of deferred financing costs, net of amounts expected to be capitalized to unevaluated oil and gas properties; and

•                                          the income tax effect of the adjustments outlined above.

The pro forma adjustments are based upon available information and certain assumptions that Midstates believes are reasonable as of the date of this Current Report on Form 8-K. The pro forma adjustments reflected herein are based on management’s estimates and expectations about the accounting that would have taken place had the Eagle Energy Acquisition been consummated during the periods described above.

These unaudited pro forma condensed combined financial statements have been prepared for comparative purposes only and may not be indicative of the results that would have occurred if Midstates had completed these transactions at an earlier date or the results that may occur in the future. These unaudited pro forma condensed combined financial statements should be read in conjunction with the audited December 31, 2011 consolidated financial statements and notes thereto contained in Midstates’ Registration Statement on Form S-1, as amended (Registration No. 333-177966), the unaudited September 30, 2012 consolidated financial statements contained in Midstates’ quarterly report on Form 10-Q as filed with the SEC on November 9, 2012, Eagle Energy Company of Oklahoma, LLC’s audited consolidated financial statements as of and for the years ended December 31, 2011 and 2010 included as Exhibit 99.4 to Midstates’ Form 8-K filed on September 5, 2012, and Eagle Energy Company of Oklahoma, LLC’s unaudited consolidated financial statements as of and for the nine months ended September 30, 2012, included as Exhibit 99.1 to this Form 8-K.

Midstates Petroleum Company, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2012

(in thousands)

		Pro forma adjustments
	Midstates Historical	Eagle Energy Assets		Notes Offering and Borrowing Base Increase		Midstates Pro Forma Combined
CURRENT ASSETS
Cash and cash equivalents	$4,674	$—		$585,000	(iv)	$46,257
				(351,277	)(v)
				(182,940	)(v)
				(450	)(v)
				(8,750	)(v)
				—
Accounts receivable - sales and other	23,307	1,745	(i)			25,052
Inventory, prepayments and other currrent assets	7,306			450	(v)	7,756
Commodity derivative contracts	987	4,325	(i)	—		5,312
Total current assets	36,274	6,070		42,033		84,377

PROPERTY AND EQUIPMENT
Oil and gas properties
Proved properties	936,476	420,730	(i)			1,357,206
Unevaluated properties	102,173	244,924	(i)			347,097
Other property and equipment	2,758					2,758
Less: accumulated deprecation, depletion and amortization	(235,444)	—				(235,444)
	805,963	665,654		—		1,471,617

OTHER ASSETS
Commodity derivative contracts	594	2,383	(i)			2,977
Other noncurrent assets	13,454	—		16,042	(vi)	29,825
				329	(vi)
Total other assets	14,048	2,383		16,371		32,802

TOTAL ASSETS	$856,285	$674,107		$58,404		$1,588,796

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$103,995	$1,500	(i)	$4,830	(vii)	$110,325
Commodity derivative contracts	9,244					9,244
Total current liabilities	113,239	1,500		4,830		119,569

LONG-TERM LIABILITIES
Long-term debt	216,300	—		600,000	(v)	633,360
				(182,940	)(v)
Deferred income taxes	157,326	26,712	(i)(ii)	—		184,038
Commodity derivative contracts	3,978					3,978
Asset retirement obligations and other long-term liabilities	12,377	2,662	(i)(iii)			15,039
Total long-term liabilities	389,981	29,374		417,060		836,415

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized with $1,000 per share liquidation preference	—	3	(i)	—		3
Common stock, $0.01 par value, 300,000,000 shares authorized, 66,549,563 issued and outstanding.	665					665
Additional paid-in-capital	537,082	291,953				829,035
Retained deficit/accumulated loss	(184,682)			(12,209	)(viii)	(196,891)
Total Stockholders’ equity	353,065	291,956		(12,209)		632,812

TOTAL LIABLITIES AND EQUITY	$856,285	$322,830		$409,681		$1,588,796

See accompanying notes.

Midstates Petroleum Company, Inc.

Unaudited Pro Forma Condensed Combined Income Statement for the year ended December 31, 2011

(in thousands, except per share amounts)

		Pro Forma Adjustments
	Midstates Historical	Eagle Energy Assets		Notes Offering and Borrowing Base Increase		Midstates Pro Forma Combined
REVENUES
Oil, natural gas and natural gas liquids	$213,812	$73,446	(ix)	$		$287,258
Gains (losses) on commodity derivatie contracts	(4,844)	4,240	(ix)			(604)
Other	465	—				465
Total revenues	209,433	77,686				287,119

EXPENSES
Lease operating and workovers	17,335	12,130	(ix)			29,465
Severance and other taxes	12,422	3,090	(ix)			15,512
Depletion, depreciation, amortization and accretion	92,033	31,880	(x)			123,913
General and administrative	68,915	4,474	(xi)			73,389
Other	—	—				—
Total expenses	190,705	51,574				242,279

OPERATING INCOME	18,728	26,112				44,840

OTHER INCOME/EXPENSE
Interest income	23	—				23
Interest expense	(2,094)	—		(26,394	)(xiv)	(28,488)
NET INCOME (LOSS) BEFORE INCOME TAXES	16,657	26,112		(26,394)		16,375

Pro forma income tax expense (benefit)	23,156	10,497	(xii)	(10,610	)(xii)	23,043

NET INCOME (LOSS)	$(6,499)	$15,615		$(15,784)		$(6,668)

PREFERRED DIVIDEND	—	26,000	(xiii)			26,000

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$(6,499)	$(10,385)		$(15,784)		$(32,668)

Pro forma earnings per share available to Midstates Petroleum Company, Inc. common stockholders:
Basic	$(0.10)					$(0.50)
Diluted	$(0.10)					$(0.50)

Pro forma weighted average number of Midstates Petroleum Company, Inc. common shares outstanding:
Basic	65,634					65,634 (xv)
Diluted	65,634					65,634 (xv)

See accompanying notes.

Midstates Petroleum Company, Inc.

Unaudited Pro Forma Condensed Combined Income Statement for the Nine Months Ended September 30, 2012

(in thousands, except per share amounts)

		Pro Forma Adjustments
	Midstates Historical	Eagle Energy Assets		Notes Offering and Borrowing Base Increase		Midstates Pro Forma Combined
REVENUES
Oil, natural gas and natural gas liquids	$168,674	$69,207	(xvi)	$		$237,881
Gains/(losses) on commodity derivative contracts	(10,249)	10,844	(xvi)			595
Other	331	—				331
Total revenues	158,756	80,051		—		238,807

EXPENSES
Lease operating and workovers	18,957	13,240	(xvi)			32,197
Severance and other taxes	18,098	990	(xvi)			19,088
Depletion, depreciation and amortization	87,064	20,361	(xvii)			107,425
General and administrative	18,966	3,529	(xviii)			22,495
Acquisition and transaction costs	2,675	(2,675	)(xix)			—
Other	—	—				—
Total expenses	145,760	35,445		—		181,205

OPERATING INCOME	12,996	44,606		—		57,602

OTHER INCOME/EXPENSE
Interest income	229	—				229
Interest expense	(3,587)	—		(18,162	)(xxii)	(21,749)
NET INCOME (LOSS) BEFORE INCOME TAXES	9,638	44,606		(18,162)		36,082

Income tax expense (benefit)	157,326	17,932	(xx)	(7,301	)(xx)	167,957

NET INCOME (LOSS)	$(147,688)	$26,674		$(10,861)		$(131,875)

PREFERRED DIVIDEND	—	19,500	(xxi)			19,500

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$(147,688)	$7,174		$(10,861)		$(151,375)

Earnings per share available to Midstates Petroleum Company, Inc. common stockholders:
Basic	$(2.54)					$(2.61)
Diluted	$(2.54)					$(2.61)

Weighted average number of Midstates Petroleum Company, Inc. common shares outstanding:
Basic	58,080					58,080	(xxiii)
Diluted	58,080					58,080	(xxiii)

See accompanying notes.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2012:

(i)                                     To record the purchase accounting assigned to the assets acquired and liabilities assumed with the Eagle Energy Acquisition.  The purchase price allocation remains subject to adjustment up to one year after the closing date.  The fair value of the assets acquired and liabilities assumed is described below:

Oil and gas properties	$665,654
Accounts receivable - commodity derivatives	1,745
Commodity derivatives assumed - current asset	4,325
Commodity derivatives assumed - noncurrent asset	2,383
ARO assumed	(2,662)
Deferred income tax liability	(26,712)
Total fair value of assets and liabilities acquired	$644,733

The estimated fair value of the consideration transferred is described below:

Cash, with estimated purchase adjustments	$351,277
Estimated fair value of Series A Preferred	291,956
Accrual for estimated closing adjustment	1,500
Estimated fair value of consideration	$644,733

(ii)                                  To record the estimated future tax liability associated with the difference between the tax basis of oil and gas properties acquired and the basis used for financial reporting purposes.  The difference in basis for tax and financial reporting purposes is attributable to different methodologies utilized to estimate the fair value of the Preferred Stock issued to Eagle Energy as part of the purchase price.

(iii)                               To record the estimated fair value of the asset retirement obligation related to the Eagle Energy Assets.

(iv)                              To record the issuance of $600 million of Senior Notes and the related proceeds, net of the Initial Purchasers’ discount of $15 million.

(v)                                 To record the use of proceeds from the Senior Notes offering to (1) pay the cash portion of the Eagle Energy Acquisition of $351.3 million, after considering post-closing adjustments, (2) repay $182.9 million of our borrowings under our revolving credit facility, (3) pay $0.5 million to Eagle Energy pursuant to the terms of the transition services agreement for management services to be provided in October 2012, and (4) pay $8.8 million related to the bridge loan facility and advisory fees.

(vi)                              To record (1) $16 million of expenses associated with the Senior Notes offering.  An additional $1.3 million of fees associated with the Senior Notes offering had previously been capitalized to our September 30, 2012 balance sheet.  These fees will be amortized as additional interest expense over an eight year period. (2) To record $0.3 million of fees associated with the increase in our borrowing base under our revolving credit facility from $235 million to $250 million upon closing of the Transaction.  An additional $4.2 million of fees associated with the increase in our borrowing base from $200 million to $235 million had been capitalized in our September 30, 2012 balance sheet.  These fees will be amortized to interest expense over a five year term.

(vii)                           To record estimated fees that remain to be paid related to our Senior Notes offering and the amendments to our revolving credit facility.

(viii)                        To record non-recurring expenses associated with the acquisition of the Eagle Energy Assets as well as commitment and other fees associated with the bridge funding commitment replaced by our Senior Notes offering.  Acquisition and Transaction expenses totaled $14.9 million, of which $2.7 million had previously been recognized as expense prior to September 30, 2012.

Unaudited Pro Forma Condensed Combined Income Statement for the year ended December 31, 2011:

(ix)                              To reflect revenues and direct operating expenses related to Eagle Energy.

(x)                                 To reflect depreciation, depletion, amortization and accretion expense attributable to the assets acquired from Eagle Energy.

(xi)                              To adjust general and administrative expenses for $5.1 million of additional expense associated with the Eagle Energy Assets, net of amounts that would have been capitalized as directly attributable to oil and natural gas acquisition, exploration and development ($0.6 million).

(xii)                           To adjust income tax expense (benefit) for the impact of the adjustments outlined above at the estimated statutory rate (including state income taxes) of 40.2%.

(xiii)                        To record the 8% dividend, compounded semiannually, on 325,000 shares of Preferred Stock issued in connection with the acquisition of the Eagle Energy Assets.  The 8% Preferred Stock dividend is payable in cash or through an increase in the liquidation preference.  The shares of Preferred Stock have an initial liquidation value of $1,000 per share and are convertible into shares of common stock at $13.50 per share on the one year anniversary after issuance.  The shares of Preferred Stock are mandatorily convertible into our common stock on September 30, 2015 at a rate between $11.00 and $13.50 per common share, depending upon our average common stock price during the 15 trading days prior to the mandatory conversion date.  The dividend amount shown above represents the notional 8% dividend as though paid in cash.

(xiv)                       To reflect additional interest expense associated with the 10.75% Senior Notes offering and to amortize $17.4 million in estimated offering expenses over an eight year period.  Excluded from expenses is $7.9 million in estimated costs related to obtaining a bridge loan commitment in connection with the Eagle Energy Acquisition, as this amount is non-recurring.  The interest expense is net of $39.1 million capitalized to unproved properties and also includes the amortization of a portion of $4.6 million of fees and expenses related to the increase in Midstates’ borrowing base associated with its revolving credit facility (five year amortization period).

(xv)                          The weighted average shares outstanding assume Midstates completed its initial public offering on January 1, 2011. The Series A Preferred Shares are considered participating securities for EPS purposes; however, these securities do not participate in undistributed net losses and therefore, do not impact weighted average shares outstanding.  At a conversion price of $13.50, the conversion of the Series A Preferred Shares would result in the issuance of 24,074,074 Midstates common shares before any increase in the liquidation preference.

Unaudited Pro Forma Condensed Combined Income Statement for the nine months ended September 30, 2012:

(xvi)                       To reflect revenues and direct operating expenses related to Eagle Energy.

(xvii)                    To reflect depreciation, depletion, amortization and accretion expense attributable to the assets acquired from Eagle Energy.

(xviii)                 To adjust general and administrative expenses for $4.0 million of additional expense associated with the Eagle Energy Assets, net of amounts that would have been capitalized as directly attributable to oil and natural gas acquisition, exploration and development ($0.5 million).

(xix)                      To adjust for non-recurring Acquisition and transaction expenses directly attributable to the Eagle Energy Acquisition.

(xx)                          To adjust income tax expense (benefit) for the impact of the adjustments outlined above at the estimated statutory rate (including state income taxes) of 40.2%.

(xxi)                       To record the 8% dividend, compounded semiannually, on 325,000 shares of Preferred Stock issued in connection with the acquisition of the Eagle Energy Assets.  The 8% Preferred Stock dividend is payable in cash or through an increase in the liquidation preference.  The shares of Preferred Stock have an initial liquidation value of $1,000 per share and are convertible into shares of common stock at $13.50 per share on the one year anniversary after issuance.  The shares of Preferred Stock are mandatorily convertible into our common stock on September 30, 2015 at a rate between $11.00 and $13.50 per common share, depending upon our average common stock price during the 15 trading days prior to the mandatory conversion date.  The dividend amount shown above represents the notional 8% dividend as though paid in cash.

(xxii)                    To reflect additional interest expense associated with the 10.75% Senior Notes offering and to amortize $17.4 million in estimated offering expenses over an eight year period.

Excluded from expenses is $7.9 million in estimated costs related to obtaining a bridge loan commitment in connection with the Eagle Energy Acquisition, as this amount is non-recurring.  The interest expense is net of $29.3 million capitalized to unproved properties and also includes the amortization of a portion of $4.6 million of fees and expenses related to the increase in Midstates’ borrowing base associated with its revolving credit facility (five year amortization period).

(xxiii)                 The weighted average shares outstanding assume Midstates completed its initial public offering on January 1, 2011. The Series A Preferred Shares are considered participating securities for EPS purposes; however, these securities do not participate in undistributed net losses and therefore, do not impact weighted average shares outstanding.  At a conversion price of $13.50, the conversion of the Series A Preferred Shares would result in the issuance of 24,074,074 Midstates common shares before any increase in the liquidation preference.